Exhibit n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated December 20, 2013 relating to the financial statements of Blackstone Real Estate Income Fund II (the “Fund”) as of December 20, 2013, and the period October 1, 2013 (date of inception) to December 20, 2013, and the financial statements of Blackstone Real Estate Income Master Fund as of December 20, 2013, and the period October 18, 2013 (date of inception) to December 20, 2013, which are both included in the Statement of Additional Information in the earlier effective registration statement of the Fund on Form N-2 (File No. 333-191906 and 811-22907), declared effective on December 26, 2013, as amended on January 22, 2014, which in turn is incorporated in this registration statement on Form N-2 by reference. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which also appear in the earlier effective registration statement of the Fund declared effective on December 26, 2013, as amended on January 22, 2014.

/s/ Deloitte & Touche LLP

New York, New York

May 27, 2014